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                      Kathleen Tierney Employment Agreement
                                 First Amendment



         Whereas, the undersigned, being all the parties to the Kathleen Tierney Employment Agreement previously executed in 1998 (the "Agreement"), wish to amend the terms of said Agreement; and

         Whereas, the amendment is intended to align the definition of a Sale set forth in Section 3.4 of the Agreement with such definition as set forth in the employment agreements of certain other key employees of Smith & Hawken which were executed a short time after the execution of the Agreement at a time when such definition had been further clarified.

         Now, Therefore, the said undersigned, being all the parties to the Agreement, hereby amend the first paragraph of Section 3.4 of the Agreement to read as follows:

         "In the event that, during the Employment Period (or within 90 days thereafter if Employee is terminated without Cause under Section 4.3), CML sells the Company if either (i) CML ceases to own at least 50% of the equity of the Company (except as a result of CML's "spinoff" of the Company into a separate publicly traded corporation where the shareholders of the Company and CML immediately after the spinoff are substantially the same), or (ii) all or substantially all of the assets of the Company are no longer owned by the Company (each hereinafter referred to as a "Sale"), the Company agrees to pay the Employee a bonus ("Sale Bonus") calculated as a percentage of the "Net Consideration" received in connection with the Sale. The Sale Bonus shall be calculated as follows:"


Executed as of the effective date of the Agreement.


CML GROUP, INC.                             SMITH & HAWKEN, LTD.

By: /s/ John A.C. Pound                     By: /s/ Kathy Tierney
    --------------------------                  ------------------------------
    John A.C. Pound                             Kathleen Tierney
    Title: Chairman                             Title: CEP/President


8/14/98                                     Employee

                                            /s/ Kathy Tierney
                                            ----------------------------------
                                            Kathleen Tierney